UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)	33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 14, 2008, Genta Incorporated, (the Company), announced that the Company has received notice that its patent application covering novel pharmaceutical gallium compositions and complexes has been allowed by the U.S. Patent Office. Issued U.S. Patent 7,354,952 extends the intellectual property surrounding the Company’s franchise of oral gallium-containing products that are intended as potential treatment for diseases associated with accelerated bone loss. The lead compound in this investigational pipeline, G4544, was developed in collaboration with Emisphere Technologies, Inc. (NASDAQ: EMIS) and has completed its initial Phase 1 dose-ranging study. Results of this study will be presented at the Annual Meeting of the American Society of Clinical Oncology (ASCO) that takes place in Chicago, IL from May 30-June 3, 2008.

With continued progress in the oral formulation program, the Company has elected to seek a buyer for the intravenous formulation of its on-market product from this franchise, Ganite® (gallium nitrate injection). The active ingredient in both Ganite and G4544 is ionic gallium, which is reversibly incorporated into bone where its acts as a potent inhibitor of bone resorption and possibly as a mild anabolic agent to enhance bone formation. Ganite is approved by the U.S. Food and Drug Administration for treatment of patients with cancer-related hypercalcemia that is resistant to hydration. Ganite is exclusively marketed in the U.S. by Genta and is available to patients outside the U.S. on a “named-patient” basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated April 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date: April 14, 2008	By:	/s/ GARY SIEGEL
		Name:	Gary Siegel
		Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated April 14, 2008